Exhibit 99.1

Alta Mesa Resources, Inc.

ALTA MESA PROVIDES OPERATIONS UPDATE AND REAFFIRMS GUIDANCE

Houston, Texas – May 14, 2018 – Alta Mesa Resources, Inc. (NASDAQ: AMR, “Alta Mesa Resources”, the “Company” or “Alta Mesa”) today provided an operations update, including a review of the Company’s first quarter production and operational performance for its wholly owned subsidiaries, Alta Mesa Holdings, LP (“AMHLP”) and Kingfisher Midstream, LLC (“Kingfisher”). A conference call to discuss these items is scheduled for today at 2 p.m. central time (888-347-8149). Prior to the call, a supplemental slide deck to be used on the call will be available in the investor relations portion of the Company’s website at www.altamesa.net. As a result of the recent complex business combination, the Company has determined additional time is required to complete the financial presentation of the predecessor and successor entities. Therefore, it will not release First Quarter 2018 financials today but expects to do so shortly.

Operational Highlights

•	Completed business combination on February 9, creating pure-play STACK-focused company

•	1Q-2018 net production 24,000 BOE per day, up 9% from 4Q-2017

•	Exited Q1 with average net production of 25,800 BOE per day in March

•	8th rig added in May to support full year plan

•	Expanded Kingfisher Midstream leadership and business development team

•	200 MMCFD Kingfisher Midstream plant expansion placed in service in April

•	Launched Cimarron Express crude pipeline to Cushing

•	Ended quarter with $261 million in cash for total liquidity in excess of $700 million

Hal Chappelle, Alta Mesa’s Chief Executive Officer, stated, “After we closed our deal in early February, we hit the ground running to leverage our extensive experience in the low-cost STACK oil window. For the balance of the first quarter, we have generated solid results as we scale up and realize additional operating efficiencies. We continue to ramp up activity in our STACK play with a focus on multi-well pad development, including the addition of an eighth rig.” Chappelle continued; “We have a balance sheet that is capable of supporting our growth agenda and an integrated platform with Kingfisher Midstream to de-risk upstream growth and capture additional value for Alta Mesa. All of this leads us to be optimistic about our vision for Alta Mesa and how this represents a differentiated opportunity for investors.”

15021 Katy Freeway, Suite 400  ●  Houston, Texas 77094  ●  (281) 530-0991  ●  www.altamesa.net

AMHLP Upstream STACK Play Activities

In AMHLP’s STACK play, the company has assembled a highly contiguous leasehold position of over 130,000 net acres. In the first quarter of 2018, AMHLP completed 28 horizontal wells in the Mississippian-age Meramec/Osage section; 15 of the wells were funded through a DrillCo with Bayou City Energy. AMHLP currently has eight rigs operating in the STACK play area with plans to maintain this level for the balance of 2018. In total, AMHLP plans to drill between 170 and 180 gross wells during the year.

Kingfisher Midstream Activities

Kingfisher executed a definitive agreement to form Cimarron Express Pipeline, LLC (“Cimarron Express”) with Blueknight Energy Partners, L.P. (“BKEP”). The 50/50 partnership will construct and operate a new 16-inch, 65-mile crude oil pipeline extending from northeastern Kingfisher County, Oklahoma, to BKEP’s Cushing, Oklahoma, crude oil terminal. The Cimarron Express Pipeline will provide direct market access at Cushing for STACK producers and will have an initial capacity of 90,000 barrels per day, expandable to over 175,000 barrels per day, and is expected to be completed in mid-2019. The 200 MMcf per day plant expansion at Kingfisher was placed in service in April. Kingfisher’s operated inlet capacity is now 260 MMcf per day.

First Quarter 2018 Production Summary

Total production for the first quarter of 2018 was 2,162 MBOE, or an average of 24.0 MBOE per day, up 24%, compared to 1,737 MBOE or 19.3 MBOE per day in the first quarter of 2017. The increase in production is primarily a result of the continued successful development of AMHLP’s STACK play. AMHLP production for 2018 is expected to average between 33 and 38 MBOE per day.

Conference Call Information

Alta Mesa invites you to listen to its conference call which will discuss its operational results at 2:00 p.m., Central time, on Monday, May 14, 2018. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228 (for International calls), five to ten minutes before the scheduled start time. The commentary and answers to questions will include forward-looking information. A webcast of the call and any related materials will be available on Alta Mesa Resources website at www.altamesa.net. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 844-512-2921 (toll free in US/Canada) or 412-317-6671 (International calls), and referencing Conference ID #10120251.

About Alta Mesa Resources, Inc

Alta Mesa Resources, Inc., is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil and gas gathering, processing and marketing to producers in the STACK play.

Safe Harbor Statement and Disclaimer

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Alta Mesa Resources’ strategy, guidance, future operations, financial position, rig schedule and drilling plans, the timing and costs associated with the construction of the Cimarron Express pipeline, and other projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “may”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project,” the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Alta Mesa Resources’ cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production, gathering and sale of oil, natural gas, and natural gas liquids. These risks include, but are

15021 Katy Freeway, Suite 400  ●  Houston, Texas 77094  ●  (281) 530-0991  ●  www.altamesa.net not limited to: commodity price volatility, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment supplies, services and qualified personnel, processing volumes and pipeline throughput, uncertainties related to new technologies, geographical concentration of operations of our subsidiaries Alta Mesa Holdings, LP (“AMHLP”) and Kingfisher Midstream, LLC (“Kingfisher”), environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, reductions in cash flow, lack of access to capital, Alta Mesa Resources’ ability to satisfy future cash obligations, restrictions in existing or future debt agreements of Alta Mesa or Kingfisher, the timing of development expenditures, managing growth and integration of acquisitions, failure to realize expected value creation from property acquisitions, title defects and limited control over non-operated properties, the Company’s ability to complete an initial public offering of the Kingfisher midstream business and the other risks described in the Company’s filings with the SEC. Except as otherwise required by applicable law, Alta Mesa Resources disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net

Reaffirmation of Previous Alta Mesa Resources Annual Guidance

Upstream - AMHLP	2018E
Drilling Activity
Average rigs	8
Gross well count	170 - 180
Net Volumes
Oil (BOPD)	18,000 - 21,000
Gas (MCFD)	58,000 - 68,000
NGL (BPD)	5,000 – 6,000
BOEPD	33,000 - 38,000
Differentials
Oil (% WTI)	95%
Gas (% NYMEX HH)	93%
Expenses
Total Operating Expenses	$135mm - $155mm
CAPEX
Non-Acquisition CAPEX	$550mm - $580mm

Midstream - Kingfisher	2018E
Processing Capacity
Cryogenic processing	260 MMcf/d
Processing Agreements	90 MMcf/d
Inlet Volumes
Alta Mesa	90 - 100 MMcf/d
Third Parties	50 - 70 MMcf/d
Average Rig count
Alta Mesa	8
Third Parties	5 - 15
Operating Expenses
Operating Cost ($/MMbtu)	$0.20 - $0.25 per MMbtu

15021 Katy Freeway, Suite 400  ●  Houston, Texas 77094  ●  (281) 530-0991  ●  www.altamesa.net

G&A	$5-$6mm
CAPEX
Total Capex	$175 - $220mm
Plant construction	$25 - $45mm
Existing area well connects and compression	$70 - $80mm
Expansion area well connects and compression	$70 - $80mm
Crude Gathering	$12 - $15mm
EBITDA	$95 - $110mm

15021 Katy Freeway, Suite 400  ●  Houston, Texas 77094  ●  (281) 530-0991  ●  www.altamesa.net